UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

December 21, 2006

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant´s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 29, 2006, Network CN Inc. (the “Company”) reported in its Current Report on Form 8-K that on November 26, 2006, NCN Media Services Limited, a company incorporated in the British Virgin Islands and a wholly-owned subsidiary of the Company, entered into business agreement with Guiding Media Advertising Limited, a company incorporated in the Peoples’ Republic of China (“Guiding Media”), and the shareholders of Guiding Media, to manage and operate approximately 120 LED outdoor advertising panels in the Changning district of Shanghai, China (“The Project”). Through the terms of the business agreement, the Company, through its subsidiary NCN Media Services Limited, and Guiding Media may operate the network of outdoor panels for a 20-year period. The Company expects to market advertising space to high-end brand names wishing to reach Shanghai’s growing group of consumers.

The Company, through its subsidiary, obtained ownership of 60% of the Project for an initial payment of $3.0 million upon the execution of the Agreement. The agreement also provided the Company with an option to acquire the remaining 40% of the Project upon payment of an additional $3.0 million. The Company announced on December 21, 2006 that it has exercised its option under the agreement to acquire the remaining 40% of the Project. The initial payment to the shareholders of Guiding Media upon execution of the agreement and the payment made to exercise the Company’s option were made from working capital of the Company.

Guiding Media obtained the 20-year contract to operate the Project from Yukang Advertising Company Limited, a state-owned company incorporated in the Peoples’ Republic of China (the “PRC”) pursuant to a September 2006 cooperation agreement. Guiding Media, with funding from the Company, agreed to pay certain of Yukang’s expenses, as well as annual licensing fees in exchange for the rights to the Project. As a state-owned company, Yukang provides no guarantee that it has obtained all relevant governmental approvals for the Project in the PRC and, if approvals are necessary, the Company can provide no assurances that any such approvals will be granted to Yukang, or if granted, will be respected by the issuing agency or other governmental agencies in the Peoples’ Republic of China for any specific period of time. If no such approvals are granted, the Company’s exposure under its agreement with Guiding Media will be limited to the $3.0 million paid upon the execution of the Agreement together with the $3.0 million paid to exercise its option. As of December 19, 2006, three LED panels have been installed and beta testing commenced following the granting of their governmental approvals. Yukang’s joint venture agreement with Guiding Media, and NCN Media Services Limited’s agreement with Guiding Media is governed by the law of the Peoples’ Republic of China.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2006, and is incorporated herein by reference.

A copy of the press release announcing the exercise of the option under the NCN Media Services Limited’s agreement with Guiding Media is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit

Number	Description

_______________________________________________________________________

2.1

Agreement dated November 26, 2006, by and among NCN Media Services Limited, a subsidiary of Network CN Inc., Guiding Media Advertising Limited, and Messrs. Wilson Hao and Kevin Liu, the shareholders of Guiding Media Advertising Limited, incorporated by reference herein from the

Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2006.

99.1	Press Release dated December 21, 2006

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: December 21, 2006	By:	/s/ Daley Mok
Daley Mok
Chief Financial Officer